                                                                      Exhibit 11

                                   NVR, Inc.
                       Computation of Earnings Per Share
               (amounts in thousands, except per share amounts)

                                                         Three Months Ended March 31,
                                                         ----------------------------
                                                          1997                 1996
                                                         -------              -------

     1.    Net income                                    $ 5,763              $ 3,740
                                                         -------              -------

     2.    Average number of shares outstanding           12,688               15,281

     3.    Shares issuable upon exercise of
           dilutive options, warrants and
           subscriptions outstanding during
           period, based on average market price             927                  115
                                                         -------              -------

     4.    Shares issuable upon exercise of dilutive
           options, warrants and subscriptions
           outstanding during period, based on
           higher of average or end of period
           market price                                    1,143                  115
                                                         -------              -------

     5.    Average number of shares and share
           equivalents outstanding (2 + 3)                13,615               15,396
                                                         -------              -------

     6.    Average number of shares outstanding
           assuming full dilution (2 + 4)                 13,831               15,396
                                                         -------              -------

     7.    Net income per share and share
           equivalents (1/5)                             $  0.42              $  0.24
                                                         -------              -------

     8.    Net income per share assuming
           full dilution (1/6)                           $  0.42              $  0.24
                                                         -------              -------